Exhibit 4.1

LIFE TECHNOLOGIES CORPORATION,
as the Company
and
U.S. Bank National Association,
as Trustee

Indenture
Dated as of February [       ], 2010
Senior Debt Securities

Certain Sections of this Indenture relating to Sections 310 through 318, inclusive, of the Trust Indenture Act of 1939:

Trust Indenture
Act Section	Indenture Section
§ 310 (a)(1)	609
(a)(2)	609
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(b)	608
610
§ 311 (a)	613
(b)	613
§ 312 (a)	701
702
(b)	702
(c)	702
§ 313 (a)	703
(b)	703
(c)	703
(d)	703
§ 314 (a)	704
(a)(4)	101
1004
(b)	Not Applicable
(c)(1)	102
(c)(2)	102
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	102
§ 315 (a)	601
(b)	602
(c)	601
(d)	601
(e)	514
§ 316 (a)	101
(a)(1)(A)	502
512
(a)(1)(B)	513
(a)(2)	Not Applicable
(b)	508
(c)	104
§ 317 (a)(1)	503
(a)(2)	504
(b)	1003
§ 318 (a)	107

note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

NOTE:	This Table of Contents shall not, for any purpose, be deemed to be a part of the Indenture.

v

Page

ARTICLE FOURTEEN

MISCELLANEOUS PROVISIONS

SECTION 1401. Originals	68
SECTION 1402. Force Majeure	68
SECTION 1403. U.S.A. Patriot Act	68

SIGNATURES

EXHIBITS:

Exhibit A: Form of Security

          INDENTURE, dated as of February[       ], 2010, between LIFE TECHNOLOGIES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 5791 Van Allen Way, Carlsbad, CA 92008 and U.S. Bank National Association, a national banking association, as Trustee (herein called the “Trustee”).
Recitals of the Company
          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured notes, debentures or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series under this Indenture.
          This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.
          All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.
          Now, Therefore, This Indenture Witnesseth:
          For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:
ARTICLE ONE
Definitions and Other Provisions
of General Application
SECTION 101. Definitions.
          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP;

     (4) unless the context otherwise requires, any reference to an “Article,” a “Section” or a Subsection refers to an Article, a Section or a Subsection, as the case may be, of this Indenture; and
     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section, Subsection or other subdivision.
          “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          “Agent” means any Security Registrar, Paying Agent or co-registrar.
          “Applicable Procedures” means, with respect to any transfer or exchange of any Global Security, the rules and procedures of the Depositary that apply to such transfer or exchange.
          “Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.
          “Board of Directors” means the board of directors of the Company.
          “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
          “Business Day” , when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law or executive order to close.
          “Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with U.S. GAAP.
          “Commission” means the Securities and Exchange Commission, from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
          “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.
          “Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.
          “Consolidated Net Tangible Assets” means the aggregate amount of the assets (less applicable reserves and other properly deductible items) of the Company and its Subsidiaries after deducting therefrom (a) all current liabilities (excluding any indebtedness for money borrowed having a maturity of less than 12 months from the date of the Company’s most recent consolidated balance sheet but which by its terms is renewable or extendible beyond 12 months from that date at the option of the borrower) of the Company and its Subsidiaries and (b) all goodwill, trade names, patents, unamortized debt discount and expense and any other like intangibles of the Company and its Subsidiaries, all as set forth on the Company’s most recent consolidated balance sheet and computed in accordance with U.S. GAAP.
          “Corporate Trust Office” means the office of the Trustee at which at any time the trust created by this Indenture shall be administered, which office at the date of the execution of this Indenture is located at U.S. Bank National Association, Corporate Trust Services, 633 West Fifth Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071, except that whenever a provision herein refers to an office or agency of the Trustee in the Borough of Manhattan, The City of New York, such office is located, at the date hereof, at the office of U.S. Bank Trust National Association, an affiliate of the Trustee at 100 Wall Street, Suite 1600, New York, NY 10005, attention: Corporate Trust Services, Mail Station: EX-NY-WALL.
          “corporation” means a corporation, association, company, joint-stock company or business (including Delaware statutory) trust.
          “Covenant Defeasance” has the meaning specified in Section 1303.
          “Defaulted Interest” has the meaning specified in Section 307.
          “Defeasance” has the meaning specified in Section 1302.
          “Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 203 hereof, substantially in the form of Exhibit A hereto, except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

          “Depositary” means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 203.
          “Event of Default” has the meaning specified in Section 501.
          “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time.
          “Expiration Date” has the meaning specified in Section 104.
          “Funded Debt” means indebtedness of the Company or the indebtedness of a Subsidiary of the Company owning property maturing by its terms more than one year after its creation and indebtedness classified as long-term debt under U.S. GAAP, and in each case ranking at least pari passu with the Securities.
          “Global Securities” means the Securities, substantially in the form of Exhibit A hereto, as appropriate, that bear the Global Security Legend and that have the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary, issued in accordance with Section 201 or 203 of this Indenture.
          “Global Security Legend” means the legend set forth in Section 203(g)(ii), which is required to be placed on all Global Securities issued under this Indenture.
          “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:
          (a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements with respect to interest rates;
          (b) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements with respect to commodity prices; and
          (c) foreign exchange contracts, currency swap agreements and other agreements or arrangements with respect to foreign currency exchange rates.
          “Holder” means a Person in whose name a Security is registered in the Security Register.
          “indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:
          (a) in respect of borrowed money;
          (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (c) in respect of banker’s acceptances;
          (d) in respect of Capital Lease Obligations;
          (e) in respect of the balance deferred and unpaid of the purchase price of any property or services, except any such balance that constitutes an accrued expense or trade payable;
          (f) representing Hedging Obligations;
          In addition, the term ‘indebtedness” includes (x) all indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such indebtedness is assumed by the specified Person), provided that the amount of such indebtedness will be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such indebtedness, and (y) to the extent not otherwise included, the guarantee by the specified Person of any indebtedness of any other Person.
          “Indenture” means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term “Indenture” shall also include the terms of particular series of Securities established as contemplated by Section 301.
          “interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity at the rate prescribed in such Original Issue Discount Security.
          “Interest Payment Date”, when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.
          “Investment Company Act” means the Investment Company Act of 1940 and any statute successor thereto, in each case as amended from time to time.
          “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
          “Maturity”, when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

          “Notice of Default” means a written notice of the kind specified in Section 501(3).
          “Officer” means the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Legal Officer, a President, Vice President, Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, of the Company.
          “Officers’ Certificate” means a certificate signed on behalf of the Company by the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, and by the Chief Legal Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the officers signing an Officers’ Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company.
          “Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of, or outside counsel for, the Company and who shall be acceptable to the Trustee.
          “Original Issue Discount Security” means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of Maturity thereof pursuant to this Indenture.
          “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:
(a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(b) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;
(c) Securities as to which Defeasance has been effected pursuant to Section 1302; and
(d) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given, made or taken any request, demand, authorization, direction, notice, consent, waiver or other action hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 502, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 301, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 301, of the principal amount of such Security (or, in the case of a Security described in Clause (A) or (B) above, of the amount determined as provided in such Clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities of which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.
          “Participant” means, with respect to the Depositary a Person who has an account with the Depositary.
          “Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.
          “Permitted Liens” has the meaning specified in Section 1010.
          “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization or government or any agency or political subdivision of a government or governmental agency.
          “Place of Payment”, when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.
          “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

          “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
          “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
          “Regular Record Date” for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.
          “Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the Corporate Trust Division of the Trustee (or any successor unit or department of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Section 601(3)(B) and Section 602 (for the purposes of Section 315(b) of the Trust Indenture Act), shall also include any officer of the Trustee to whom any corporate trust matter is referred because of his knowledge of and familiarity with the particular subject.
          “Sale and Leaseback Transaction” means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any property which has been or is to be sold or transferred by the Company or such Subsidiary to such Person, excluding (1) temporary leases for a term, including renewals at the option of the lessee, of not more than three years, (2) leases between the Company and a Subsidiary or between Subsidiaries of the Company, (3) leases of a property executed by the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the property, and (4) arrangements pursuant to any provision of law with an effect similar to the former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.
          “Securities” means the Securities described in the first recital hereto and issued on the date hereof. For all purposes of this Indenture, the term “Securities” shall include the Securities initially issued on the date hereof and any other Securities issued after the date hereof under this Indenture.
          “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time.
          “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
          “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act.
          “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

          “Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.
          “Subsidiary” means (i) a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries or (ii) any other Person (other than a corporation) in which at the date of determination of the Company, one or more Subsidiaries or the Company and one or more Subsidiaries, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs of that Person. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.
          “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
          “Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.
          “Uniform Commercial Code” means the Uniform Commercial Code as in effect in the relevant jurisdiction from time to time. Unless otherwise specified, references to the Uniform Commercial Code herein refer to the New York Uniform Commercial Code.
          “U.S. GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.
          “U.S. Government Obligation” has the meaning specified in Section 1304.
          “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
          “Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the net present value of the lease payments with respect to the term of the lease remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease, discounted at the weighted average interest rate on the debt securities of all series (including the yield to maturity on any Original Issue Discount Securities) which are outstanding on the effective date of such Sale and Leaseback Transaction.
          “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.
SECTION 102. Compliance Certificates and Opinions.
          Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished and such other certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers’ Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.
          Every certificate (other than a certificate pursuant to Section 314(a)(4) of the Trust Indenture Act) or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include,
     (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.
SECTION 103. Form of Documents Delivered to Trustee.
          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by,

or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
          Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
SECTION 104. Acts of Holders; Record Dates.
          Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of the Outstanding Securities of any series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing, and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
          The ownership of Securities shall be proved by the Security Register.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
          The Company may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of Securities of such series, provided, however, that the Company may not set a record date for, and the provisions of this paragraph shall not apply with respect to, the giving or making of any notice, declaration, request or direction referred to in the next paragraph. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of the relevant series on such record date, and no other Holders, shall be entitled to take the relevant action, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Trustee in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
          The Trustee may set any day as a record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to join in the giving or making of (i) any Notice of Default, (ii) any declaration of acceleration referred to in Section 502, (iii) any request to institute proceedings referred to in Section 507(2) or (iv) any direction referred to in Section 512, in each case with respect to Securities of such series. If any record date is set pursuant to this paragraph, the Holders of Outstanding Securities of such series on such record date, and no other Holders, shall be entitled to join in such notice, declaration, request or direction, whether or not such Holders remain Holders after such record date; provided, however, that no such action shall be effective hereunder unless taken on or prior to the applicable Expiration Date by Holders of the requisite principal amount of Outstanding Securities of such series on such record date. Nothing in this paragraph shall be construed to prevent the Trustee from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and of no effect), and nothing in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite principal amount of

Outstanding Securities of the relevant series on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Trustee, at the Company’s expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Company in writing and to each Holder of Securities of the relevant series in the manner set forth in Section 106.
          With respect to any record date set pursuant to this Section, the party hereto which sets such record dates may designate any day as the “Expiration Date” and from time to time may change the Expiration Date to any earlier or later day; provided, however, that no such change shall be effective unless notice of the proposed new Expiration Date is given to the other party hereto in writing, and to each Holder of Securities of the relevant series in the manner set forth in Section 106, on or prior to the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the party hereto which set such record date shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.
          Without limiting the foregoing, a Holder entitled hereunder to take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount.
SECTION 105. Notices, Etc., to Trustee and Company.
          Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,
     (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its office at U.S. Bank National Association, 633 West Fifth Street, 24th Floor, LM-CA-T24T, Los Angeles, CA 90071, Attn: Corporate Trust Services, or
     (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.
SECTION 106. Notice to Holders, Waiver.
          Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice (except notes held in book entry form may be given by electronic transmission). In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
          In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
SECTION 107. Conflict with Trust Indenture Act.
          If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act which is required under such Act or deemed to be a part of and govern this Indenture, such required or deemed provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
SECTION 108. Effect of Headings and Table of Contents.
          The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
SECTION 109. Successors and Assigns.
          All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.
SECTION 110. Separability Clause.
          In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 111. Benefits of Indenture.
          Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. Governing Law.
          THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW OR ANY SUCCESSOR TO SUCH STATUTE). THE TRUSTEE AND THE COMPANY AGREE TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE SECURITIES. THIS INDENTURE IS SUBJECT TO THE PROVISIONS OF THE TRUST INDENTURE ACT THAT ARE REQUIRED TO BE PART OF THIS INDENTURE AND SHALL, TO THE EXTENT APPLICABLE, BE GOVERNED BY SUCH PROVISIONS.
          THE TRUSTEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE TRUSTEE OR THE COMPANY RELATING THERETO. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE TRUSTEE AND THE HOLDERS ENTERING INTO THIS INDENTURE.
SECTION 113. Legal Holidays.
          In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of any Security which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; and no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, if payment is made on the next succeeding Business Day.

ARTICLE TWO
Security Forms
SECTION 201. Form and Dating.
          The Securities of each series and the Trustee’s certificate of authentication thereon shall be in substantially the form set forth in Exhibit A hereto, the terms of which are incorporated in and made a part of this Indenture, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof. If the form of Securities of any series is established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 202 for the authentication and delivery of such Securities. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, each Security shall be dated the date of its authentication. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, the Securities shall be issuable only in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          The Definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities. Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto). Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 203 hereof.

SECTION 202. Execution and Authentication.
          Two Officers of the Company shall sign the Securities for the Company, by manual or facsimile signature.
          If an Officer of the Company whose signature is on a Security no longer holds that office at the time such Security is authenticated, such Security shall be valid nevertheless.
          A Security shall not be valid or obligatory, or entitled to any benefit under this Indenture, unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee or an Authentication Agent. The manual signature of the Trustee shall be conclusive evidence, and the only evidence, that such Security has been authenticated and delivered in accordance with the terms of this Indenture and is entitled to the benefits of this Indenture.
          The Trustee, upon a Company Order, shall authenticate and deliver Securities for original issue in an aggregate principal amount specified in such order. Such Company Order shall specify the principal amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the number of separate Securities to be authenticated, the registered Holder of each Security and delivery instructions. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          If the form or terms of the Securities of the series have been established by or pursuant to one or more Board Resolutions or one or more indentures supplemental hereto as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,
     (1) if the form of such Securities has been established by or pursuant to Board Resolution or one or more indentures supplemental hereto as permitted by Section 201, that such form has been established in conformity with the provisions of this Indenture;
     (2) if the terms of such Securities have been established by or pursuant to Board Resolution or one or more indentures supplemental hereto as permitted by Section 301, that such terms have been established in conformity with the provisions of this Indenture;
     (3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles;
     (4) that all laws and requirements in respect of the execution and delivery by the Company of such Securities, any coupons and of the supplemental indentures, if any, have been complied with and that authentication and delivery of such Securities and any coupons and the execution and delivery of the supplemental indenture, if any, by the Trustee will not violate the terms of the Indenture;
     (5) that the Company has the corporate power to issue such Securities and any coupons, and has duly taken all necessary corporate action with respect to such issuance; and
     (6) that the issuance of such Securities and any coupons will not contravene the articles of incorporation or by-laws of the Company or result in any violation of any of the terms or provisions of any law or regulation or of any indenture, mortgage or other agreement known to such Counsel by which the Company is bound.
If such form or terms have been so established, the Trustee shall not be required to authenticate such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.
          Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Officers’ Certificate otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.
          Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

SECTION 203. Transfer and Exchange.
     (a) Transfer and Exchange of Global Securities. A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Securities. Global Securities shall be exchanged by the Company for Definitive Securities if:
          (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or
          (ii) the Company in its sole discretion determines that the Global Securities (in whole but not in part) should be exchanged for Definitive Securities and delivers written notice to such effect to the Trustee; or
          (iii) there shall have occurred and be continuing an Event of Default under this Indenture and the Trustee has received a request from the Depositary or any Holder to issue Definitive Securities.
Upon the occurrence of any of the preceding events in (i) or (ii) above, the Company will notify the Trustee in writing that, upon surrender by the Participants of their interest in such Global Securities, Definitive Securities will be issued to each Person that such Participants and the Depositary identify as being the beneficial owner of the related Securities. Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 304 and 306 hereof. Except as otherwise provided above in this Section 203, every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 203 or Section 304 or 306 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security. A Global Security may not be exchanged for another Security other than as provided in this Section 203(a).
     (b) Legends. The following legend shall appear on the face of all Global Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:
“THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY), IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON

UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(a) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
     (c) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Security Registrar’s request.
          (ii) No service charge shall be made to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 304 hereof).
          (iii) The Security Registrar shall not be required to register the transfer of or exchange any Security selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
          (iv) All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid and legally binding obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

          (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 1103 hereof and ending at the close of business on the date of the mailing of notice of such redemption or (B) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date for the payment of interest and the next succeeding interest payment date.
          (vi) Prior to due presentment for the registration of a transfer of any Security, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Securities and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.
          (vii) The Trustee shall authenticate Global Securities and Definitive Securities upon original issuance in accordance with the provisions of Section 202 hereof.
     (d) No Obligation of the Trustee.
          (i) None of the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or obligation to any beneficial owner in a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of the Global Security). The rights of beneficial owners in the Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee, any Paying Agent and the Security Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee, each Paying Agent and the Security Registrar shall be entitled to deal with any depositary (including the Depositary), and any nominee thereof, that is the Holder of any Global Security for all purposes of this Indenture relating to such global Security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole Holder of such Global Security and shall have no obligations to the beneficial owners thereof.

None of the Trustee, any Paying Agent or the Security Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Security or for any transfers of beneficial interests in any such Global Security.
          (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in the Global Security) other than to make any required delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.
ARTICLE THREE
The Securities
SECTION 301. Amount Unlimited; Issuable in Series.
          The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
          The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and, subject to Section 202, set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,
     (1) the title of the Securities of the series (which shall distinguish the Securities of the series from Securities of any other series);
     (2) any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to Section 202, are deemed never to have been authenticated and delivered hereunder);
     (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor

Securities) is registered at the close of business on the Regular Record Date for such interest;
     (4) the date or dates on which the principal of any Securities of the series is payable;
     (5) the rate or rates at which any Securities of the series shall bear interest, if any, the date or dates from which any such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any such interest payable on any Interest Payment Date;
     (6) the place or places where the principal of and any premium and interest on any Securities of the series shall be payable;
     (7) the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series may be redeemed, in whole or in part, at the option of the Company and, if other than by a Board Resolution, the manner in which any election by the Company to redeem the Securities shall be evidenced;
     (8) the obligation, if any, of the Company to redeem or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;
     (9) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any Securities of the series shall be issuable;
     (10) if the amount of principal of or any premium or interest on any Securities of the series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts shall be determined,
     (11) if other than the currency of the United States of America, the currency, currencies or currency units in which the principal of or any premium or interest on any Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 101;
     (12) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or the Holder thereof, in one or more currencies or currency units other than that or those in which such Securities are stated to be payable, the currency, currencies or currency units in which the principal of or any premium or interest on such Securities as to which such election is made shall be payable, the periods within which and the terms and conditions upon which such election is to be made and the amount so payable (or the manner in which such amount shall be determined);

     (13) if other than the entire principal amount thereof, the portion of the principal amount of any Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502;
     (14) if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);
     (15) if applicable, that the Securities of the series, in whole or any specified part, shall be defeasible pursuant to Section 1302 or Section 1303 or both such Sections and, if other than by a Board Resolution, the manner in which any election by the Company to defease such Securities shall be evidenced;
     (16) if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositories for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Section 203 and any circumstances in addition to or in lieu of those set forth in Clause (ii) of the last paragraph of Section 203(a) in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;
     (17) any addition to or change in the Events of Default which applies to any Securities of the series and any change in the right of the Trustee or the requisite Holders of such Securities to declare the principal amount thereof due and payable pursuant to Section 502;
     (18) any addition to or change in the covenants set forth in Article Ten which applies to Securities of the series; and
     (19) any other terms of the series (which terms shall not be inconsistent with the provisions of the Trust Indenture Act and this Indenture, except as permitted by Section 901(5)).
          All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 202) set forth, or determined in the manner provided, in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.
          If any of the terms of the series are established by action taken by or pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the

Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.
SECTION 302. Intentionally Omitted.
SECTION 303. Intentionally Omitted.
SECTION 304. Temporary Securities.
          Pending the preparation of definitive Securities of any series, the Company may execute and, upon receipt of Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be in global form.
          If temporary Securities of any series are issued, the Company will cause Definitive Securities of that series to be prepared without unreasonable delay. After the preparation of Definitive Securities of such series, the temporary Securities of such series shall be exchangeable for Definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more Definitive Securities of the same series, of any authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same rights, benefits and privileges under this Indenture as Definitive Securities of such series and tenor.
SECTION 305. Registration, Registration of Transfer and Exchange.
          The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office or agency and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby initially appointed “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.
          Except as otherwise specified or contemplated by Section 301 with respect to the Securities of any series, upon surrender for registration of transfer of any Security of such series at the office or agency of the Security Register in a Place of Payment for that series, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount.

          Except as otherwise specified or contemplated by Section 301 with respect to the Securities of any series, any Security of such series may be exchanged at the option of the Holder, for one or more new Securities of the same series, of authorized denominations and of like tenor and aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.
          All Securities delivered upon any registration of transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company, the Trustee or the Security Registrar) be duly endorsed or shall be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee or the Security Registrar, as the case may be, duly executed by the Holder thereof or his attorney duly authorized in writing.
          Unless otherwise specified as contemplated by Section 301 with respect to Securities of any series, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities.
SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.
          If any mutilated security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.
          If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be reasonably required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding. If the Company becomes aware that any Security replaced pursuant to the foregoing sentence had previously been acquired by a bonafide purchaser, it shall notify the Trustee in writing.
          In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

          Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
          Every new Security of any series issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.
          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
SECTION 307. Payment of Interest; Interest Rights Preserved.
          Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.
          Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and, if applicable, interest on such defaulted interest (to the extent lawful) at the rate specified in the Securities of such series (such defaulted interest, together with the interest thereon, “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of Securities of such series in the manner set forth in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).
     (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.
          Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
SECTION 308. Persons Deemed Owners.
          Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.
SECTION 309. Cancellation.
          All Securities surrendered for payment, redemption, registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed in accordance with the Trustee’s then customary procedures. If requested by the Company, certification of the disposition of all cancelled Securities shall be delivered to the Company.
SECTION 310. Computation of Interest.
          Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.
SECTION 311. CUSIP Numbers.
          The Company in issuing the Securities may use “CUSIP” and/or other similar numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” and/or such other numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the “CUSIP” and/or such other numbers.
ARTICLE FOUR
Satisfaction and Discharge
SECTION 401. Satisfaction and Discharge of Indenture.
          This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to any surviving rights of registration of transfer or exchange of Securities of such series expressly provided for herein or pursuant thereto), and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when
     (1) either
          (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or
          (B) all such Securities of such series not theretofore delivered to the Trustee for cancellation
          (i) have become due and payable, or

          (ii) will become due and payable at their Stated Maturity within one year, or
          (iii) if redeemable at the option of the Company are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose (A) cash in U.S. dollars, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, cash in U.S. dollars, or (C) a combination thereof, in each case in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;
     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to such series; and
     (3) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.
          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.
SECTION 402. Application of Trust Money.
          Subject to the provisions of the last paragraph of Section 1003, all cash or U.S. Government Obligations deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such cash or U.S. Government Obligations has been deposited with the Trustee.

ARTICLE FIVE
Remedies
SECTION 501. Events of Default.
          “Event of Default”, wherever used herein with respect to Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in the payment of the principal or any premium on any Security of that series when due (whether at maturity, upon acceleration, redemption or otherwise).
     (2) default for 30 days in the payment of interest on any Security of such series when due.
     (3) failure by the Company to observe or perform any term of the Indenture (other than a covenant or agreement in respect of which such non-compliance would otherwise be an Event of Default and other than a covenant or agreement included in this Indenture not for the benefit of such series) for a period of 60 days after the Company receives a written notice of default stating that the Company is in breach. The notice must be sent by either the Trustee or Holders of 25% of the principal amount of the Securities of the affected series.
     (4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the Company (or the payment of which is guaranteed by the Company), whether such indebtedness or guarantee now exists or is created after the issue date of the Securities, if that default:
          (A) is caused by a failure to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and after giving effect to applicable grace periods) of such indebtedness (a “Payment Default”); or
          (B) results in the acceleration of such indebtedness prior to its scheduled maturity, and, in each case, the amount of any such indebtedness, together with the amount of any other indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50.0 million or more; provided, however, that, if the default under the mortgage, indenture or instrument is cured by the Company, or waived by the holders of the indebtedness, in each case as permitted by the governing mortgage, indenture or instrument, then the Event of Default caused by such default will be deemed likewise to be cured or waived.

     (5) failure by the Company to pay or discharge any final judgment or order (to the extent any such judgment or order is not paid or covered by insurance provided by a reputable carrier that has the ability to perform and has acknowledged coverage in writing) aggregating in excess of $50.0 million which judgments are not paid, discharged or stayed for a period of 60 days.
     (6) the entry by a court having competent jurisdiction of:
          (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
          (B) a decree or order adjudging the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) to be insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) because of such insolvency and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
          (C) a final and non-appealable order appointing a custodian, receiver, liquidator, assignee, trustee or other similar official of the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary), or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary); or
     (7) the commencement by the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by the Company or any Significant Subsidiary of the Company (or any

Subsidiaries of the Company that together would constitute a Significant Subsidiary) of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) because of such insolvency or relief under any applicable law relating to the insolvency, or the consent by the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) or the making by the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) of an assignment for the benefit of creditors, or the taking of corporate action by the Company or any Significant Subsidiary of the Company (or any Subsidiaries of the Company that together would constitute a Significant Subsidiary) in furtherance of any such action; or
     (8) any other Event of Default provided as contemplated by Section 301 or 901 with respect to Securities of that series.
SECTION 502. Acceleration of Maturity; Rescission and Annulment.
          If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. If an Event of Default specified in Section 501(6) or 501(7) occurs, the principal amount of all the Securities (or, if any Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.
          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:
     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay
          (A) all overdue interest on all Securities of that series,

          (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,
          (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and
          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 607;
          and
     (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of (or premium, if any on) or interest on Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.
          No such rescission shall affect any subsequent default or impair any right consequent thereon.
SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
          The Company covenants that if
     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof, and such default is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607.
          If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this

Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
SECTION 504. Trustee May File Proofs of Claim.
          In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and all other amounts due the Trustee under Section 607) allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
          No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.
SECTION 505. Trustee May Enforce Claims Without Possession of Securities.
          All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
SECTION 506. Application of Money Collected.
          Any money collected by the Trustee pursuant to this Article and, after an Event of Default, any money or other property distributable in respect of the Company’s obligations under this Indenture, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
          FIRST: To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 607;
          SECOND: To the payment of the amounts then due and unpaid for principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and
          THIRD: To the Company or to such party as a court of competent jurisdiction shall direct;
          provided, however, in the event that default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or default is made in the payment of the principal of or premium, if any, on any Security on the Stated Maturity Date or Redemption Date thereof, the Trustee may reserve from any money collected pursuant to this Article an amount sufficient, in the reasonable determination of the Trustee, to cover the expenses, disbursements and advances of the Trustee that may be incurred thereafter.
          The Trustee may fix a record date for the payment of any amounts to Holders pursuant to this Section.
SECTION 507. Limitation on Suits.
          No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;
     (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity, against the costs, expenses and liabilities to be incurred in compliance with such request; and
     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding.
it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of the same series, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of Holders of Securities of the same series.
SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest.
          Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section 307) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
SECTION 509. Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
SECTION 510. Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
SECTION 511. Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.
          With respect to the Securities of any series, the Holders of a majority in principal amount of the Outstanding Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided, however, that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture;
     (2) such direction shall not involve the Trustee in personal liability; and
     (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.
SECTION 513. Waiver of Past Defaults.
          The Holders of a majority in aggregate principal amount of the Outstanding Securities of any effected series by written notice to the Company and the Trustee may, on behalf of the Holders of the Securities of the effected series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture, if the rescission would not conflict with any judgment or decree, except:
     (1) in the payment of the principal of or any premium or interest on any Security of such series; or
     (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.
          Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
SECTION 514. Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, however, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.

SECTION 515. Waiver of Usury, Stay or Extension Laws.
          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE SIX
The Trustee
SECTION 601. Certain Duties and Responsibilities.
     (1) Except during the continuance of an Event of Default with respect to any series of Securities,
          (A) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
          (B) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).
     (2) In case an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     (3) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that
          (A) this Subsection shall not be construed to limit the effect of Subsections (1) and (4) of this Section;

          (B) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and
          (C) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.
     (4) Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
     (5) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
SECTION 602. Notice of Defaults.
          If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. Except in the case of a default or Event of Default in payment of principal of, premium, if any, or interest on any Security, or in the payment of any sinking fund installment, the Trustee may withhold such notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders of the Securities. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.
SECTION 603. Certain Rights of Trustee.
          Subject to the provisions of Section 601:
     (1) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order, and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;
     (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;
     (4) the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;
     (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;
     (8) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;
     (9) the Trustee shall not be deemed to have notice or be charged with knowledge of any default (within the meaning of Section 602) or Event of Default with respect to the Securities of any series for which it is acting as Trustee unless written notice of such default or Event of Default, as the case may be, is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor upon such Securities or by any Holder of such Securities, and such notice references the Securities and this Indenture;

     (10) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;
     (11) the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any persons authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;
     (12) the permissive right of the Trustee hereunder to take or omit to take any action shall not be construed as a duty;
     (13) anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Company has been advised as to the likelihood of such loss or damage and regardless of the form of action; and
     (14) except with respect to the receipt of payments that the Company is required to make pursuant to Section 1001 and any default or Event of Default information contained in the Officers’ Certificate delivered to the Trustee pursuant to Section 1004, the Trustee shall have no duty to review, ascertain or investigate the Company’s compliance with, or breach of any representation, warranty or covenant made under this Indenture (unless it has an explicit duty to do so under the terms of this Indenture).
SECTION 604. Not Responsible for Recitals or Issuance of Securities.
          The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.
SECTION 605. May Hold Securities.
          The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

SECTION 606. Money Held in Trust.
          Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on, or for the investment of, any money received by it hereunder except as otherwise agreed in writing with the Company.
SECTION 607. Compensation and Reimbursement. The Company agrees
     (1) to pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
     (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or willful misconduct; and
     (3) to the fullest extent permitted by law, to indemnify each of the Trustee, or any predecessor Trustee, and their respective officers, employees, directors, shareholders and agents, for, and to hold them harmless against, any and all loss, damage, claim, liability or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee or any predecessor Trustee), incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trusts and its duties under this Indenture, including the enforcement of this provision, including the reasonable costs and expenses of defending (including the reasonable compensation and the expense and disbursements of its agents and counsel) themselves against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, other than funds held in trust under Section 402.
          In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(5) or Section 501(6), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal and State bankruptcy, insolvency or other similar law.
          The Company’s obligations under this Section 607 and the lien referred to in this Section 607 shall survive the resignation or removal of the Trustee, the discharge of the

Company’s obligations under Articles Four and Thirteen of this Indenture and/or the termination of this Indenture.
          “Trustee” for purposes of this Section 607 shall include any predecessor Trustee; provided, however, that the negligence, bad faith or willful misconduct of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.
SECTION 608. Conflicting Interests.
          If the Trustee has or shall acquire a conflicting interest within the meaning of Section 310(b) of the Trust Indenture Act, the Trustee shall eliminate such interest, apply to the Commission for permission to continue as trustee (if any of the Securities are registered pursuant to the Securities Act) or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture. To the extent permitted by such Act, the Trustee, by virtue of its capacity as Trustee of the Securities of any series shall not be deemed to have a conflicting interest arising from its capacity as trustee in respect of the Securities of any other series issued under this Indenture. Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.
SECTION 609. Corporate Trustee Required; Eligibility.
          There shall at all times be one (and only one) Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series. Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in the United States of America. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
SECTION 610. Resignation and Removal; Appointment of Successor.
          No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.
          The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning

Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the Trustee’s receipt of such notice of removal, the departing Trustee may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          If at any time:
     (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or
     (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or
     (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (B) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.
          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section 611. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.
          The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.
SECTION 611. Acceptance of Appointment by Successor.
          In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder; subject, nevertheless, to its lien provided for in Section 607.
          In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary, to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; subject, nevertheless, to its lien provided for in Section 607.
          Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the first or second preceding paragraph, as the case may be.
          No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
SECTION 612. Merger, Conversion, Consolidation or Succession to Business.
          Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
SECTION 613. Preferential Collection of Claims Against Company.
          If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
SECTION 614. Appointment of Authenticating Agent.
          The Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.

Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
          Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
          An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment in the manner provided in Section 106 to all Holders of Securities of the series with respect to which such Authenticating Agent will serve. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
          The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
          If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the

Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	U.S. Bank National Association,
as Trustee
By:
As Authenticating Agent
By:
Authorized Officer
ARTICLE SEVEN
Holders’ Lists and Reports by Trustee and Company
SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.
          The Company will furnish or cause to be furnished to the Trustee
     (1) semi-annually, not later than [       ] and [       ] in each year, commencing [       ], 2010, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of each series as of the preceding [       ] or [       ] , as the case may be, and
     (2) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;
excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.
SECTION 702. Preservation of Information; Communications to Holders.
          The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
          The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

          Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
SECTION 703. Reports by Trustee.
          So long as any Securities remain outstanding, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 15, beginning with the May 15 following the date of this Indenture deliver to Holders a brief report, dated as of such May 15, which complies with the provisions of such Section 313(a) (but if no event described in Section 313(a) has occurred within the 12 months preceding the reporting date, no such report need be transmitted). The Trustee also shall comply with Section 313(b)(2) of the Trust Indenture Act (to the extent that it is applicable) and shall also transmit by mail all reports as required by Section 313(c) of the Trust Indenture Act.
          A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange or delisted therefrom.
SECTION 704. Reports by Company.
          The Company shall:
     (1) file with the Trustee, within 30 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act;
     (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and
     (3) transmit to all Holders, as their names and addresses appear in the Security Register within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports (if not publicly filed with the Commission on EDGAR or on such other publicly available electronic filing medium as may be established by the Commission) required to be filed by the Company pursuant to Subsections (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission. Delivery of reports, information and documents to the Trustee under this Section 704 is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).
ARTICLE EIGHT
Consolidation, Merger, Conveyance, Transfer or Lease
SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of the property and assets of the Company (in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into it unless:
     (1) The Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased such property and assets (the “Surviving Person”), shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America or any jurisdiction thereof, and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, all of the Company’s obligations under this Indenture and the Securities;
     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
     (3) the Company delivers to the Trustee an Officers’ Certificate and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this Section 801 and that all conditions precedent provided for herein relating to such transaction have been complied with.
SECTION 802. Successor Substituted.
          Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company in accordance with Section 801 of this Indenture, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company; provided that the Company shall not be released from its obligation to pay the principal of, premium, if any, or interest on the Securities in the case of a lease of all or substantially all of its property and assets.

ARTICLE NINE
Supplemental Indentures
SECTION 901. Supplemental Indentures Without Consent of Holders.
          Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
     (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained, all as provided in Article Eight; or
     (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein or in the Securities conferred upon the Company; or
     (3) to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series); or
     (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form; or
     (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided, however, that any such addition, change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holder of any such Security with respect to such provision or (B) shall become effective only when there are no Securities of any series Outstanding; or
     (6) to secure the Securities; or
     (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or
     (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611; or
     (9) to cure any ambiguity, omission or defect; or
     (10) to make any modifications or add other provisions; provided that such action shall not adversely affect the interests of the Holders of Securities of any series;
     (11) to comply with the requirements of the Commission either to effect or maintain the qualifications of this Indenture under the Trust Indenture Act; or
     (12) to conform text of this Indenture or the Securities to the applicable description of the Securities in the prospectus or any other offering document to the extent that such description in the prospectus or offering document was intended to be a verbatim recitation of a provision of this Indenture or the Securities.
SECTION 902. Supplemental Indentures with Consent of Holders.
          With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture applicable to such series of Securities or of modifying in any manner the rights of the Holders of Securities of such series of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right of any Holder to institute suit for the enforcement of any such right or payment,
     (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture,
     (3) except as otherwise permitted under Section 801, consent to the assignment or transfer by the Company of any of its rights or obligations under this Indenture, or

     (4) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.
A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
SECTION 903. Execution of Supplemental Indentures.
          In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Section 601) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
SECTION 904. Effect of Supplemental Indentures.
          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and the Company, the Trustee and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.
SECTION 905. Conformity with Trust Indenture Act.
          Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.
SECTION 906. Notice of Supplemental Indenture; Reference in Securities to Supplemental Indentures.
          After any supplemental indenture entered into pursuant to this Article becomes effective, the Company shall mail to Holders a notice briefly describing such supplemental indenture. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of any such supplemental indenture under this Article.

          Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.
ARTICLE TEN
Covenants
SECTION 1001. Payment of Principal, Premium and Interest.
          The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.
SECTION 1002. Maintenance of Office or Agency.
          The Company will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Security Registrar or Co-Security Registrar) where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
          The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
SECTION 1003. Money for Securities Payments to Be Held in Trust.
          If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.
          Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (1) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (2) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.
          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
          Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 1004. Statement by Officers as to Default.
          The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which it may have knowledge. The Company shall, so long as any of the Securities are Outstanding, deliver to the Trustee, forthwith upon any executive officer of the Company becoming aware of any default or Event of Default in respect of the performance or observance of any covenant, agreement or condition contained in this Indenture or the Securities, but in any event not later than twenty Business Days after the occurrence thereof, an Officers’ Certificate specifying such default or Event of Default and what action the Company is taking or proposes to take with respect thereto.
SECTION 1005. Existence.
          Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.
SECTION 1006. Maintenance of Properties.
          The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.
SECTION 1007. Payment of Taxes and Other Claims.
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the

Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
SECTION 1008. [Intentionally Omitted].
SECTION 1009. Calculation of Original Issue Discount.
          The Company shall provide to the Trustee on a timely basis such information as the Trustee requires to enable the Trustee to prepare and file any form required to be submitted by the Company with the Internal Revenue Service and the Holders of the Notes relating to original issue discount, including, without limitation, Form 1099-OID or any successor form.
SECTION 1010. Limitation on Liens.
          The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or otherwise cause or suffer to exists or become effective any Lien of any kind (other than Permitted Liens) on any property or assets, now owned or hereafter acquired, to secure any indebtedness of the Company, its Subsidiaries or any indebtedness of any other Person, unless the Company or such Subsidiary also secure all payments due under this Indenture and all Securities of any series having the benefit of this Section, on an equal and ratable basis with such other indebtedness so secured (or, in the case of indebtedness subordinated to the Securities, prior or senior thereto, with the same relative priority as the Securities of any other series issued pursuant to this Indenture, will have with respect to such subordinated indebtedness) for so long as such other indebtedness shall be so secured, except the foregoing restriction shall not apply to (“Permitted Liens”):
     (1) Liens existing on the date of issuance of the first Security in any series;
     (2) Liens on property owned or leased by a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Subsidiary;
     (3) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the Company or such Subsidiary;
     (4) Liens to secure indebtedness incurred prior to, at the time of or within 12 months after the acquisition of any property or the completion of the construction, alteration, repair or improvement of any property, as the case may be, for the purpose of financing all or a part of the purchase price or cost thereof and Liens to the extent they secure indebtedness in excess of such purchase price or cost and for the payment of which recourse may be had only against such property;
     (5) certain Liens in favor of or required by contracts with governmental entities;
     (6) any Lien securing indebtedness of a Subsidiary owing to the Company or to one or more of the Subsidiaries of the Company;
     (7) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in clauses (1) through (6) above, inclusive, so long as (a) the principal amount of the indebtedness secured thereby does not exceed the principal amount of indebtedness so secured at the time of the extension, renewal or replacement (except that, where an additional principal amount of indebtedness is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the Lien as well) and (b) the Lien is limited to the same property subject to the Lien so extended, renewed or replaced (and improvements on the property); and
     (8) any Lien that would not otherwise be permitted by clauses (1) through (7) above, inclusive, securing indebtedness which, together with:
     (A) the aggregate outstanding principal amount of all other indebtedness of the Company and its Subsidiaries owning property which would otherwise be subject to the foregoing restrictions, and
     (B) the aggregate Value of existing Sale and Leaseback Transactions which would be subject to the foregoing restrictions absent this clause, does not exceed the greater of $350 million or 15% of the Consolidated Net Tangible Assets of the Company.
SECTION 1011. Limitation on Sale and Leaseback Transactions. The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:
     (1) the Company or such Subsidiary could incur indebtedness, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, secured by a Lien on the property to be leased (without equally and ratably securing the Securities) because such Lien would be of a character that no violation of Section 1010 would result; or
     (2) the Company applies, during the 270 days following the effective date of the Sale and Leaseback Transaction, an amount equal to the Value of the Sale and Leaseback Transaction to the voluntary retirement of Funded Debt or to the acquisition of property.

ARTICLE ELEVEN
Redemption of Securities
SECTION 1101. Applicability of Article.
          Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for such Securities) in accordance with this Article.
SECTION 1102. Election to Redeem; Notice to Trustee.
          The election of the Company to redeem any Securities shall be evidenced by a Board Resolution or in another manner specified as contemplated by Section 301 for such Securities. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 15 days prior to the notification of Holders (which shall be at least 15 days but no more than 60 days prior to the Redemption Date) of the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed and provide the Trustee with a copy of the complete notice of redemption containing the information required by Section 1104 of this Indenture. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’ Certificate evidencing compliance with such restriction.
SECTION 1103. Selection by Trustee of Securities to Be Redeemed.
          If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed or unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method that the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series unless otherwise required by law or applicable stock exchange or depositary requirements, provided, however, that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

          The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.
          The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.
          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
SECTION 1104. Notice of Redemption.
          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.
          All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification (and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed,
     (4) that on the Redemption Date the Redemption Price, and accrued interest, if any, will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,
     (5) the place or places where each such Security is to be surrendered for payment of the Redemption Price,
     (6) that the redemption is for a sinking fund, if such is the case, and
     (7) the CUSIP and/or other similar number as contemplated by, and containing the disclaimers and other language contemplated by, and containing the disclaimers and other language contemplated by, Section 311.

          Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.
SECTION 1105. Deposit of Redemption Price.
          On or prior to 10:00 a.m., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.
SECTION 1106. Securities Payable on Redemption Date.
          Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
          If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.
SECTION 1107. Securities Redeemed in Part.
          Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

ARTICLE TWELVE
Sinking Funds
SECTION 1201. Applicability of Article.
          The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 301 for such Securities.
          The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.
SECTION 1202. Satisfaction of Sinking Fund Payments with Securities.
          The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided, however, that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.
SECTION 1203. Redemption of Securities for Sinking Fund.
          Not less than 90 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 1202 and will also deliver to the Trustee any Securities to be so delivered. Not less than 45 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

ARTICLE THIRTEEN
Defeasance and Covenant Defeasance
SECTION 1301. Company’s Option to Effect Defeasance or Covenant Defeasance.
          The provisions of this Article Thirteen shall apply to each series of Securities, and the Company may, at its option, effect defeasance of the Securities of or within a series under Section 1302, or covenant defeasance of the Securities of or within a series under Section 1303, in accordance with the terms of such Securities and in accordance with this Article Thirteen.
SECTION 1302. Defeasance and Discharge.
          Upon the Company’s exercise of the option provided in Section 1301 applicable to this Section 1302 with respect to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 1304 are satisfied (hereinafter called “Defeasance”). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities when payments are due, (2) the Company’s obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003 and with respect to the Trustee, including but not limited to those under Section 607, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (4) this Article. Subject to compliance with this Article, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303.
SECTION 1303. Covenant Defeasance.
          Upon the Company’s exercise of the option provided in Section 1303 applicable to this Section 1303 with respect to any Securities of or within a series of Securities, as the case may be, (1) the Company shall be released from its obligations under Sections 1006, 1007, 1010 and 1011, and any covenants provided pursuant to Sections 301(18) or 901(2) for the benefit of the Holders of such Securities and (2) the occurrence of any event specified in Section 501(4) (with respect to any of Sections 1006, 1007, 1010 and 1011, and any such covenants provided pursuant to Section 301(18) or 901(2) and 501(8) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in

Section 1304 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 501(4)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.
SECTION 1304. Conditions to Defeasance or Covenant Defeasance.
          The following shall be the conditions to the application of Section 1302 or Section 1303 to any Securities or any series of Securities, as the case may be:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest and any other payment on such Securities on the respective Stated Maturities or on the applicable redemption date, as the case may be, in accordance with the terms of this Indenture and such Securities. As used herein, “U.S. Government Obligation” means (x) (i) any security which is a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any U.S. Government Obligation which is specified in clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any U.S. Government Obligation which is so specified and held, provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

     (2) In the event of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this instrument, there has been a change in the applicable Federal income tax law, in either case (A) or (B) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.
     (3) In the event of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.
     (4) The Company shall have delivered to the Trustee an Officers’ Certificate to the effect that neither such Securities nor any other Securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit.
     (5) No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities or any other Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 501(6) and (7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).
     (6) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).
     (7) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.
     (8) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.
     (9) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

SECTION 1305. Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.
          Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 1304 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest and any other payment on the Securities, but money so held in trust need not be segregated from other funds except to the extent required by law.
          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.
          Anything in this Article to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.
SECTION 1306. Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 1302 or 1303 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE FOURTEEN
MISCELLANEOUS PROVISIONS
SECTION 1401. Originals.
          The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.
SECTION 1402. Force Majeure
          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
SECTION 1403. U.S.A. Patriot Act.
     To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Trustee will ask for documentation to verify its formation and existence as a legal entity. The Trustee may also ask to see financial statements, licenses, identification and authorization documents from individuals claiming authority to represent the entity or other relevant documentation. The Company agrees to provide all such information and documentation as requested by the Trustee to ensure compliance with federal law.

          This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     In Witness Whereof, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

LIFE TECHNOLOGIES CORPORATION

By:
Name:
Title:

Attest:

By:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:

Name:
Title:

EXHIBIT A
[FORM OF FACE OF SECURITY]
LIFE TECHNOLOGIES CORPORATION
[Global Securities Legend]
THIS GLOBAL SECURITY IS HELD BY AND REGISTERED IN THE NAME OF THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS SECURITY), IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THIS GLOBAL SECURITY MAY BE EXCHANGED PURSUANT TO SECTION 203(a) OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 309 OF THE INDENTURE AND (III) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

[Form of Face of Security]
LIFE TECHNOLOGIES CORPORATION
[Designation of Series]
CUSIP No.
[Other No.                    ]
No.                      $
          Life Technologies Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ,                or registered assigns, the principal sum of      Dollars on      [if the Security is to bear interest prior to Maturity, insert X, and to pay interest thereon from or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on      and      in each year, commencing          , to the Persons in whose names the Securities are registered at the close of business on the immediately preceding      or     , as the case may be, at the rate of      % per annum, until the principal hereof is paid or made available for payment [if applicable, insert X, provided, however that any principal and premium, and any such installment of interest, which is overdue shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                or (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holder of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.][if the Security is not to bear interest prior to Maturity, insert X. The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of     % per annum (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of      % per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]
          Payment of the principal of (and premium, if any) and [if applicable, insert X any such] interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert X; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     In Witness Whereof, the Company has caused this instrument to be duly executed.

LIFE TECHNOLOGIES CORPORATION

By:
Name:
Title:

By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
          This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.
Dated:

U.S. Bank National Association, as Trustee

By:
Authorized Signatory

[Form of Reverse of Security]
          This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of       ,        (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank National Association, as Trustee (herein called the ‘“Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert X, limited in aggregate principal amount to $      ].
          [If applicable, insert X The Securities of this series are subject to redemption at any time, upon not less than 15 days’ and not more than 60 days’ notice by mail, as a whole or from time to time in part, at the election of the Company [if applicable, insert X (provided, however, that, if the Company shall have elected pursuant to the Indenture to defease [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Defaults with respect to this Security], prior to making such election to redeem the Securities it shall have deposited in trust amounts sufficient to pay the Redemption Price)], on any date prior to their Stated Maturity at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed, and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined below) of the Securities to be redeemed, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus [  ] basis points, plus, accrued and unpaid interest thereon to the Redemption Date. Notwithstanding the foregoing, installments of interest on the Securities that are due and payable on interest payment dates falling on or prior to a Redemption Date will be payable on the interest payment date to the registered Holders as of the close of business on the relevant record date according to the Securities and the Indenture.
          “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities to be redeemed.
          “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations, (b) if fewer than four Reference Treasury Dealer Quotations are obtained, the arithmetic average of those quotations or (c) if only one Reference Treasury Dealer Quotation is obtained, such Reference Treasury Dealer Quotation.

          “Independent Investment Banker” means the Reference Treasury Dealer appointed by the Company.
          “Reference Treasury Dealer” means [  ] and their respective successors, or if at any time any of the above is not a primary U.S. Government securities dealer, any other nationally recognized investment banking firm selected by us that is a primary U.S. Government securities dealer, as well as two other nationally recognized investment banking firms selected by us that are primary U.S. Government securities dealers.
          “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.
          “Remaining Scheduled Payments” means, with respect to each Security to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related Redemption Date for such redemption; provided, however, that, if such Redemption Date is not an Interest Payment Date with respect to such note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such Redemption Date.
          “Treasury Rate” means, for any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity, computed as the second business day immediately preceding that redemption date, of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
          [If applicable, insert X The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, [if applicable, insert X (1) on      in any year commencing with the year       and ending with the year       through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [if applicable, insert X on or after      ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [if applicable, insert X on or before      and if redeemed] during the 12-month period beginning       of the years indicated,

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to      % of the principal amount, together in the case of any such redemption [if applicable, insert X (whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated

Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
     [If applicable, insert X The Securities of this series are subject to redemption upon not less than 30 days’ notice by mail, (1) on      in any year commencing with the year and ending with the year            through operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert X on or after      ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning on      of the years indicated,

	Redemption Price for	Redemption Price for
	Redemption through	Redemption Otherwise
	Operation of the	than through Operation of
Year	Sinking Fund	the Sinking Fund

and thereafter at a Redemption Price equal to       % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]
          [If applicable, insert X Notwithstanding the foregoing, the Company may not, prior to         , redeem any Securities of this series as contemplated by [if applicable, insert X Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than      % per annum.]
          [If applicable, insert X The sinking fund for this series provides for the redemption on in each year beginning with the year            and ending with the year            of [if applicable, insert X not less than $ (“mandatory sinking fund”) and not more than] $ aggregate principal amount of Securities of this series. Securities of this series acquired or redeemed by the Company otherwise than through [if applicable, insert X mandatory] sinking fund payments may be credited against subsequent [if applicable, insert X mandatory] sinking fund payments otherwise required to be made [if applicable, insert X , in the inverse order in which they become due].]
          [If the Security is subject to redemption of any kind, insert X In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          [If applicable, insert X The Indenture contains provisions for defeasance at any time of [the entire indebtedness of this Security] [or] [certain restrictive covenants and Events of Default with respect to this Security] [, in each case] upon compliance with certain conditions set forth in the Indenture.]
          [If the Security is not an Original Issue Discount Security, insert X If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]
          [If the Security is an Original Issue Discount Security, insert X If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to X insert formula for determining the amount. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and premium and interest, if any, on the Securities of this series shall terminate.]
          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
          As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity or security reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.
          No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.
          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security may be registered and this Security may be exchanged as provided in the Indenture.
          The Securities of this series are issuable only in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
          Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
          The Securities of this series shall be governed by and construed in accordance with the laws of the State of New York (including without limitation Section 5-1401 of the New York General Obligations Law or any successor to such statute). The Trustee and the Company agree to submit to the non-exclusive jurisdiction of any United States federal or state court located in the borough of Manhattan, in the city of New York in any action or proceeding arising out of or relating to the Securities.
          All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ASSIGNMENT FORM
To assign this Security, fill in the form below:
I or we assign and transfer this Security to:

(Insert assignee’s social security or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint                                          as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Your Name:

Date:

Signature Guarantee:	*

*  NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized signature Guarantee Programs: (i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) such other guarantee program acceptable to the Trustee.

[TO BE ATTACHED TO GLOBAL SECURITIES]
SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY
The following exchanges of an interest in this Global Security for an interest in another Global Security or for a Definitive Security, or exchanges of an interest in another Global Security or a Definitive Security for an interest in this Global Security have been made:

	Amount of decrease in	Amount of increase in	Principal Amount of this	Signature of authorized
	Principal Amount of this	Principal Amount of this	Global Security following	signatory of Trustee or
Date of Exchange	Global Security	Global Security	such decrease or increase	Securities Custodian